EXHIBIT 5.1

Stahl & Zelmanovitz	747 Third Avenue — 33rd Floor New York, NY 10017 (212)826-6363 Fax: (212) 826-6402
December 7, 2010
Board of Directors
NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, KY 40509
Re:	Registration Statement on Form S-3 (File No. 333-170407)
Ladies and Gentlemen:
Reference is made to the registration statement on Form S-3 (No. 333-170407), as amended (the “Registration Statement”), of NGAS Resources, Inc., a British Columbia corporation (the “Company”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s securities with an aggregate offering price up to $150,000,000 (the “Securities”). As described in the Registration Statement, the Securities may be comprised of the Company’s common stock, no par value (“Common Stock”), preferred stock, no par value (“Preferred Stock”), senior or subordinated debt securities (“Debt Securities”) or warrants to purchase Common Stock, Preferred Stock or other securities of the Company (“Warrants”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to the prospectus included in the Registration Statement (the “Prospectus”).
In rendering this opinion, we have examined the Registration Statement, the governing instruments of the Company and all records, certificates and other documents as we have considered necessary or appropriate for this opinion. For purposes of the opinion, we have assumed that:
(i)	the Registration Statement and any required post-effective amendment thereto have each become effective under the Securities Act, and the Prospectus and each Prospectus Supplement have been delivered or deemed to be delivered as required by applicable law;

(ii)	after the issuance of any Common Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s governing instruments, as amended and then in effect; and

(iii)	the issuance and sale of any Securities pursuant to a Prospectus Supplement will be authorized for issuance by the Company’s Board of Directors on the terms set forth therein prior to the issuance thereof (each, a “Company Authorization”).
On the basis of the foregoing and subject to the qualifications stated herein, we are of the opinion that:
1.	When issued and sold as contemplated in the Registration Statement, a Prospectus Supplement, a Company Authorization and any applicable purchase, underwriting or similar agreement, the shares of Common Stock or Preferred Stock issuable thereunder will be duly authorized, validly issued, fully paid and nonassessable.

Board of Directors
NGAS Resources, Inc.
December 7, 2010

2.	When issued and sold as contemplated in the Registration Statement, a Prospectus Supplement, a Company Authorization, any applicable purchase, underwriting or similar agreement and any applicable indenture or supplemental indenture relating to Debt Securities (collectively, the “Indenture”), assuming the terms of the Debt Securities do not result in any default under or breach of any agreement or instrument binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, then (i) the Debt Securities so issued will constitute binding obligations of the Company, and (ii) the Common Stock issuable under any convertible Debt Securities, if and when issued upon conversion thereof, will be validly issued, fully paid and non-assessable.
3.	When issued and sold as contemplated in the Registration Statement, a Prospectus Supplement, a Company Authorization, any applicable warrant agreement or form of Warrant, and upon execution and delivery of Warrants by the Company against receipt of the consideration therefor, then (i) the Warrants will be binding obligations of the Company and (ii) the Common Stock, Preferred Stock or Debt Securities issuable upon exercise of the Warrants, assuming receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants or the applicable warrant agreement, the Common Stock or Preferred Stock so issued will be validly issued, fully paid and non-assessable, and the Debt Securities so issued will be binding obligations of the Company.
The opinions expressed above, as they relate to Debt Securities, are subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. We express no opinion on the validity, binding effect or enforceability of any provisions in any Indenture, Warrants or warrant agreement relating to the choice of forum for resolving disputes. Except as provided below, this opinion is rendered only to you, is solely for your benefit in connection with the transactions covered hereby and may not be furnished to or relied upon by any other person for any purpose without our prior written consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Yours very truly,
/s/ Stahl & Zelmanovitz
Stahl & Zelmanovitz